Exhibit 99.01

PRELIMINARY PROXY MATERIALS - SUBJECT TO COMPLETION

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Cascade Microtech, Inc.

IMPORTANT SPECIAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on _______, 2016.

Vote by Internet

- Go to **www.envisionreports.com/CSCD**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1, 2 and 3.

	For	Against	Abstain
1. To approve and adopt the Agreement and Plan of Merger, dated as of February 3, 2016 (the "merger agreement"), by and among Cascade Microtech, Inc., FormFactor, Inc., and Cardinal Merger Subsidiary, Inc., the merger pursuant to the merger agreement and the related transactions contemplated by the merger agreement:	☐	☐	☐
2. To adjourn the Cascade Microtech special meeting, if necessary to solicit additional proxies if there are not sufficient votes to approve and adopt the merger agreement, the merger pursuant to merger agreement and the related transactions contemplated by the merger agreement at the time of the Cascade Microtech special meeting:	☐	☐	☐
3. To approve, on an advisory (non-binding) basis, the merger-related compensation that will or may be paid to Cascade Microtech's named executive officers in connection with the merger:	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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PLESE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — CASCADE MICROTECH, INC.
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON , 2016
The undersigned hereby names, constitutes and appoints Michael D. Burger and Jeff A. Killian, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Special Meeting of the Shareholders of Cascade Microtech, Inc. (the “Company”) to be held at a.m. on 2016 at the offices of Perkins Coie LLP, located at 1120 NW Couch Street, Portland, Oregon 97209-4128, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on 2016, with all the powers that the undersigned would possess if the undersigned were personally present.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.
(Continued and to be marked, dated and signed, on the other side)

Cascade Microtech, Inc.
IMPORTANT SPECIAL MEETING INFORMATION
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Special Meeting Proxy Card
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals - THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1, 2 and 3.
1. To approve and adopt the Agreement and Plan of Merger, dated as of February 3, 2016 (the “merger agreement”), by and among
For Against Abstain
Cascade Microtech, Inc., FormFactor, Inc., and Cardinal Merger Subsidiary, Inc., the merger pursuant to the merger agreement and the related transactions contemplated by the merger agreement:
2. To adjourn the Cascade Microtech special meeting, if necessary to solicit additional proxies if there are not sufficient votes to approve and adopt the merger agreement, the merger pursuant to merger agreement and the related transactions contemplated by the merger agreement at the time of the Cascade Microtech special meeting:
3. To approve, on an advisory (non-binding) basis, the merger-related compensation that will or may be paid to Cascade Microtech’s named executive officers in connection with the merger:
B Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Date (mm/ dd / yyyy ) - Please print date below.
Signature 1 - Please keep signature within the box.
Signature 2 - Please keep signature within the box.
1UPX 2775402
02BRWE

PLESE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy - CASCADE MICROTECH, INC.
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON , 2016
The undersigned hereby names, constitutes and appoints Michael D. Burger and Jeff A. Killian, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Special Meeting of the Shareholders of Cascade Microtech, Inc. (the “Company”) to be held at a.m. on 2016 at the offices of Perkins Coie LLP, located at 1120 NW Couch Street, Portland, Oregon 97209-4128, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on 2016, with all the powers that the undersigned would possess if the undersigned were personally present.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.
(Continued and to be marked, dated and signed, on the other side)